EX-99.B-77I

W&R TARGET FUNDS, INC.

SUB-ITEM 77I:	Terms of new or amended securities

W&R Target Pathfinder Aggressive Portfolio
W&R Target Pathfinder Moderately Aggressive Portfolio
W&R Target Pathfinder Moderate Portfolio
W&R Target Pathfinder Moderately Conservative Portfolio
W&R Target Pathfinder Conservative Portfolio

Prospectus offering shares of each of the above-referenced Portfolios, each a new series of the Registrant, was filed with the Securities and Exchange Commission by EDGAR on December 28, 2007 in Post-Effective Amendment No. 45 to the Registration Statement on Form N1-A, and is incorporated by reference herein.